Exhibit 10.103

$600,000.00                                    Atlanta, Georgia
        As of August 1, 2015

PROMISSORY NOTE

FOR VALUE RECEIVED, PWW HEALTHCARE, LLC, PV SNF LLC, HC SNF, LLC, CC SNF, LLC, EW SNF LLC AND EW ALF, LLC, each a Florida limited liability company (hereinafter collectively referred to as “Maker”), jointly and severally, promise to pay to the order of ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (hereinafter, together with any other holder hereof, referred to as “Holder”), or to such other party or parties as Holder from may from time to time designate in writing, the principal sum of SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($600,000.00), together with simple interest accruing on the unpaid balance of this Note at a rate equal to twelve and one-half percent (12.5%) per annum (the “Interest Rate”).

An amount up to the principal amount of this Note shall be disbursed by Holder to Maker in not more than two (2) draws at any time after September 1, 2015 but prior to October 1, 2015 within two (2) business days of Maker’s written request to Holder.

The principal sum of this Note together with all accrued and unpaid interest is due and payable on October 1, 2015 (the “Maturity Date”); provided, however, that Maker shall have two (2) options to extend the Maturity Date by thirty (30) days each by providing written notice to Holder prior to October 1, 2015 or October 31, 2015, as the case may be (e.g., the latest possible Maturity Date shall be November 30, 2015).

The principal amount of the Note may be prepaid in whole from time to time and at any time without premium or penalty.

If the payment obligation under this Note is not paid when due, the Holder shall provide written notice of default to the Maker at the address written above, and Maker will have five (5) days from the receipt of such written notice to cure the default. If Maker fails to cure any payment default within the cure period, the Maker will be obligated to pay the Holder’s costs of collection, including reasonable attorney fees actually incurred. Any payment which is not paid within the cure period (including that which may become due upon acceleration as hereinafter provided) will bear interest at the rate which is eight percent (8%) per annum in excess of the Interest Rate (the “Default Rate”), from the date of the payment default until paid.

If Maker fails to pay when due any amount payable hereunder, then, after the notice and expiration of the cure period described above, the entire unpaid principal balance of this Note, together with accrued interest thereon, will, at the option of Holder, be immediately due and payable, and Holder may proceed forthwith to collect the same regardless of the stipulated date of maturity, TIME BEING OF THE ESSENCE HEREOF FOR ALL PURPOSES. Neither Holder’s failure to exercise this right of acceleration of the maturity of the indebtedness evidenced hereby, nor Holder’s acceptance of one or more past due installments, nor Holder’s granting of any indulgences from time to time, will constitute a novation of this contract or a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Note.

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No extension of time for the payment of this Note or any installment due hereunder will release, discharge, modify or change the liability of the Maker or any endorser under this Note.

This Note may not be assigned to or assumed by any other party, without the express written consent of the Holder.

Maker covenants and agrees that until all principal and interest due under this Note have been paid in full that it and its affiliated entities shall not pledge the accounts receivable relating to any of the facilities (collectively, the “Facilities”) identified in those certain operations transfer agreements dated as of August 1, 2015 between Maker and/or its affiliates on one hand and Holder and/or its affiliates on the other hand (collectively, the “Operations Transfer Agreements”).

Notwithstanding any provision of any agreement between Maker and/or its affiliates on one hand and Holder and/or its affiliates on the other hand (including, without limitation, the Operations Transfer Agreements), Maker (on behalf of itself and its affiliates) acknowledges and agrees that funds received by Holder (or its affiliates) prior to the receipt of Medicare tie-in notices for the Facilities (collectively, the “Medicare Funds”) shall be held by Holder as collateral until all principal and interest due under this Note have been paid in full; provided, however, that in the event that Maker needs all or any portion of the Medicare Funds prior to the Maturity Date, Holder may, in its sole discretion, disburse such amounts of the Medicare Funds to Maker as Maker requests in writing within two (2) business days of Maker’s written request (each such request, a “Medicare Funds Request”) therefor. Each Medicare Funds Request shall include a description of how the requested Medicare Funds shall be used by Maker. If all principal and interest due under this Note is not paid in full on or before the Maturity Date, (as such date may be extended as provided herein), Maker may apply the Medicare Funds to principal and interest due hereunder. Upon payment in full of all amounts due hereunder, Holder shall promptly disburse to Maker the balance of the Medicare Funds held by Holder and, thereafter, all future Medicare Funds received by Holder (or its affiliates) shall be disbursed in accordance with the Operations Transfer Agreements.

The terms of this Note are binding upon and inure to the benefit of the parties, and their respective legal representatives, successors and assigns. This instrument is governed by the laws of the State of Georgia without regard to conflicts of laws principles.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note effective as of the day and year first above written.

PWW HEALTHCARE, LLC,
a Florida limited liability company

By:	/s/ Bruce E. Wertheim
Name:	Bruce E. Wertheim
Title:	Manager

PV SNF LLC,
a Florida limited liability company

By:	/s/ Bruce E. Wertheim
Name:	Bruce E. Wertheim
Title:	Manager

HC SNF, LLC,
a Florida limited liability company

By:	/s/ Bruce E. Wertheim
Name:	Bruce E. Wertheim
Title:	Manager

CC SNF, LLC,
a Florida limited liability company

By:	/s/ Bruce E. Wertheim
Name:	Bruce E. Wertheim
Title:	Manager

EW SNF LLC,
a Florida limited liability company

By:	/s/ Bruce E. Wertheim
Name:	Bruce E. Wertheim
Title:	Manager

EW ALF, LLC,
a Florida limited liability company

By:	/s/ Bruce E. Wertheim
Name:	Bruce E. Wertheim
Title:	Manager

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